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                                               EXHIBIT 21.1 TO FORM 10-K REPORT







                      Subsidiaries of Borders Group, Inc.


        SUBSIDIARY                            STATE OF INCORPORATION
        ----------                            ----------------------

        Borders, Inc.                         Colorado

        Walden Book Company, Inc.             New York

        Planet Music, Inc.                    North Carolina

        Borders Properties, Inc.              Delaware

        Waldenbooks Properties, Inc.          Delaware

        Borders On Line, Inc.                 Delaware